Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements of our reports dated February 23, 2007, with respect to the consolidated financial statements and schedule of The Lamson & Sessions Co., The Lamson & Sessions Co. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of The Lamson & Sessions Co., included in this Annual Report (Form 10-K) for the year ended December 30, 2006:

Registration
Number	Description

033-62443	The Lamson & Sessions Co. Non-Employee Directors Stock Option Plan
333-93251	Form S-8 Registration Statement

333-12585	The Lamson & Sessions Co. Deferred Compensation Plan for Non-Employee Directors Form S-8 Registration Statement

333-46953	The Lamson & Sessions Co. Deferred Savings Plan Form S-8 Registration Statement

333-61911	The Lamson & Sessions Co. 1998 Incentive Equity Plan Form S-8
333-51330 333-63280 333-118384 333-136934	Registration Statement

333-65795	The Lamson & Sessions Co. 1988 Incentive Equity Performance Plan Form S-3 Registration Statement

333-139022	The Lamson & Sessions Co. Nonqualified Deferred Compensation Plan (Post-2004)
/s/ Ernst & Young LLP
Cleveland, Ohio
March 14, 2007